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                                                                 Exhibit (d)(13)


                                   ASSUMPTION


                  AGREEMENT made as of April 28, 1998 among PACIFIC HORIZON FUNDS, INC., a Maryland corporation (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a banking institution chartered under the laws of the United States ("Bank of America"), and ROBERTSON, STEPHENS & COMPANY INVESTMENT MANAGEMENT, L.P., a California limited partnership registered as an investment adviser pursuant to the Investment Advisers Act of 1940 ("Robertson Stephens"). Bank of America and Robertson Stephens are each indirect, wholly-owned subsidiaries of BankAmerica Corporation, a registered bank holding company.

                  WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act");

                  WHEREAS, Bank of America has been previously appointed as investment adviser to the Company's (1) Prime, Treasury, Government, Treasury Only, Tax-Exempt Money and California Tax-Exempt Money Market Funds pursuant to an Investment Advisory Agreement dated April 22, 1992 as amended March 1, 1993;
(2) Aggressive Growth, U.S. Government Securities, and California Tax-Exempt Bond Fund pursuant to an Investment Advisory Agreement dated April 22, 1992; (3) Capital Income Fund pursuant to an Investment Advisory Agreement dated November 1, 1994; (4) National Municipal Bond Fund pursuant to an Investment Advisory Agreement dated July 1, 1996; (4) Short-Term Government Fund pursuant to an Investment Advisory Agreement dated July 30, 1996; (5) Corporate Bond Fund pursuant to an Investment Advisory Agreement dated September 1, 1996; (6) International Equity Fund pursuant to an Investment Advisory Agreement dated January 1, 1997; and (7) Asset Allocation Fund (collectively, with the other Funds named in this paragraph and the Blue Chip and Intermediate Bond Funds, the "Funds") pursuant to an Investment Advisory Agreement dated June 23, 1997 (collectively, the "Investment Advisory Agreements");

                  WHEREAS, Bank of America has been previously appointed as the Company's administrator pursuant to an Administration Agreement dated September 15, 1997 (the "Administration Agreement");

                  WHEREAS, Robertson Stephens pursuant to as Assumption Agreement dated March 1, 1998 assumed the rights, responsibilities, liabilities and obligations of Bank of America under the Investment Advisory Agreements and Administration Agreement;

                  WHEREAS, Bank of America and Robertson Stephens desire to have Bank of America assume the rights, responsibilities, liabilities and obligations of Robertson Stephens under the Investment Advisory Agreements and Administration Agreement; and
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                  NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                  1. Bank of America hereby assumes all rights, responsibilities, liabilities and obligations of Robertson Stephens under the Investment Advisory Agreements and Administration Agreement.

                  2. Bank of America and Robertson Stephens hereby represent to the Company that (i) the management personnel of Robertson Stephens responsible for providing investment advisory and administrative services to the Funds under the Investment Advisory Agreements and Administration Agreement, including the portfolio managers and the supervisory personnel, are employees of Bank of America where they continue to provide such services for the Funds, (ii) Bank of America and Robertson Stephens are indirect, wholly owned subsidiaries of BankAmerica Corporation, and (iii) the proposed assumption does not involve a change in actual control or actual management with respect to the investment adviser, administrator or the Funds and does not result in an "assignment" pursuant to Rule 2a-6 under the 1940 Act.

                  3. Each party hereby agrees that this Assumption shall be attached to and made a part of the Investment Advisory Agreements and Administration Agreement.


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                  IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                        PACIFIC HORIZON FUNDS, INC.


                                        By:/s/Jay F. Nusblatt
                                           -------------------------------
                                           (Authorized Officer)


                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION


                                        By:/s/Signature Illegible
                                           -------------------------------
                                           (Authorized Officer)


                                        ROBERTSON, STEPHENS & COMPANY
                                        INVESTMENT MANAGEMENT, L.P.


                                        By:/s/Dana Welch
                                           -------------------------------
                                           (Authorized Officer)


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